Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Executive Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS SECOND QUARTER

2024 EARNINGS

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Completed the merger of Lone Star State Bancshares, Inc. on April 1, 2024
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Net income of $111.6 million and diluted earnings per share of $1.17 for second quarter 2024
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Net income of $116.6 million(1) and diluted earnings per share of $1.22(1), excluding merger related provision and expenses, gain on Visa Class B-1 stock exchange net of investment securities sales and FDIC special assessment
•
Net interest margin increased 15 basis points to 2.94% during second quarter 2024
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Loans increased $1.06 billion or 5.0% during second quarter 2024
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Loans, excluding Warehouse Purchase Program loans, increased $839.1 million or 4.1% during second quarter 2024
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Deposits increased $757.6 million or 2.8% during second quarter 2024
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Noninterest-bearing deposits of $9.7 billion, representing 34.7% of total deposits
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Allowance for credit losses on loans and on off-balance sheet credit exposure of $397.5 million and allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program, of 1.69%(1)
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Nonperforming assets remain low at 0.25% of second quarter average interest-earning assets
•
Repurchased 671 thousand shares of common stock during second quarter 2024, and 1.2 million shares during 2024

HOUSTON, July 24, 2024. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $111.6 million for the quarter ended June 30, 2024 compared with $86.9 million for the same period in 2023. Net income per diluted common share was $1.17 for the quarter ended June 30, 2024 compared with $0.94 for the same period in 2023. On April 1, 2024, Lone Star State Bancshares, Inc. (“Lone Star”) merged with Prosperity Bancshares and Lone Star State Bank of West Texas (“Lone Star Bank”) merged with Prosperity Bank (collectively, the “LSSB Merger”). During the second quarter 2024, Prosperity incurred a merger related provision for credit losses of $9.1 million, or $0.07(1) per diluted common share, merger related expenses of $4.4 million, or $0.04(1) per diluted common share, and a Federal Deposit Insurance Corporation (“FDIC”) special assessment of $3.6 million, or $0.03(1) per diluted common share, partially offset by a net gain of $10.7 million, or $0.09(1) per diluted common share as a result of the exchange and conversion of Visa Class B-1 stock and the sale of investment securities. Excluding these charges and the net gain, earnings per diluted common share was $1.22(1) for the second quarter of 2024. Additionally, loans, excluding Warehouse Purchase Program loans, increased $839.1 million or 4.1% during the second quarter of 2024, primarily due to the Merger.

The annualized return on second quarter average assets was 1.12%; and the annualized return on second quarter average assets excluding merger related provision and expenses, net of tax, gain on Visa Class B-1 stock exchange net of investment securities sales, net of tax, and FDIC special assessment, net of tax, was 1.17%(1). Nonperforming assets remain low at 0.25% of second quarter average interest-earning assets.

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(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“We want to welcome the customers and associates from Lone Star State Bank of West Texas and are excited about our partnership. As previously announced, on April 1, 2024, Prosperity completed the merger of Lone Star State Bancshares, Inc. and its wholly owned subsidiary, Lone Star Bank, headquartered in Lubbock, Texas. Lone Star Bank operated 5 banking offices in the West Texas area,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“We are also pleased to report that our net interest income before provision for credit losses was $258.8 million for the three months ended June 30, 2024, compared with $238.2 million for the three months ended March 31, 2024, an increase of $20.5 million or 8.6%. In addition, our net interest margin on a tax equivalent basis was 2.94% for the three months ended June 30, 2024, compared with 2.79% for the three months ended March 31, 2024, and 2.73% for the same period in 2023. As mentioned on prior calls, these are the results we expected, and we anticipate these tailwinds to continue to be positive for the near future,” added Zalman.

“We are optimistic about the future and confident in our ability to create meaningful long-term value for our shareholders. Over the last twelve months, we have returned $284.6 million to shareholders - $74.8 million through share repurchases and $209.8 million through cash dividends,” stated Zalman.

“Texas continues to shine as more people and companies move to the state because of the business-friendly political structure and no state income tax,” continued Zalman.

“Prosperity continues to focus on building core customer relationships, maintaining sound asset quality and operating the bank in an efficient manner, while investing in ever-changing technology and product distribution channels. Thank you to all of our customers, shareholders and associates who make this possible,” concluded Zalman.

Results of Operations for the Three Months Ended June 30, 2024

For the three months ended June 30, 2024, net income was $111.6 million(2) or $1.17 per diluted common share compared with $110.4 million(3) or $1.18 per diluted common share for the three months ended March 31, 2024. Net income and net income per diluted common share for the second quarter of 2024 was impacted by an increase in net interest income and a gain on Visa Class B-1 stock exchange net of investment securities sales of $10.7 million, partially offset by a merger related provision for credit losses of $9.1 million, merger related expenses of $4.4 million, a FDIC special assessment of $3.6 million and an increase in noninterest expenses related to three months of Lone Star Bank operations. For the three months ended June 30, 2024, net income was $111.6 million(2) or $1.17 per diluted common share compared with $86.9 million(4) or $0.94 per diluted common share for the same period in 2023. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2024 were 1.12%, 6.10% and 11.81%(1), respectively.

Excluding merger related provision and expenses, gain on Visa Class B-1 stock exchange net of investment securities sales, and FDIC special assessment, each net of tax, net income was $116.6 million(1) or $1.22(1) per diluted common share for the three months ended June 30, 2024, and annualized returns on average assets, average common equity and average tangible common equity were 1.17%(1), 6.37%(1) and 12.34%(1), respectively, for the same period. Prosperity’s efficiency ratio (excluding net gains and losses on the sale, write-down or write-up of assets and securities) was 51.82%(1) for the three months ended June 30, 2024; and excluding merger related expenses and FDIC special assessment, the efficiency ratio was 49.13%(1).

Net interest income before provision for credit losses was $258.8 million for the three months ended June 30, 2024 compared with $238.2 million for the three months ended March 31, 2024, an increase of $20.5 million or 8.6%. Net interest income before provision for credit losses increased $22.3 million or 9.4% to $258.8 million for the three months ended June 30, 2024 compared with $236.5 million for the same period in 2023. The change for both periods was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances on federal funds sold and other earning assets, an increase in loan discount accretion, and a decrease in the average balances on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits.

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(2)
Includes purchase accounting adjustments of $6.1 million, net of tax, primarily comprised of loan discount accretion of $7.2 million, merger related provision for credit losses of $9.1 million, merger related expenses of $4.4 million, FDIC special assessment of $3.6 million, and net gain on sale or write-up of securities of $10.7 million for the three months ended June 30, 2024.
(3)
Includes purchase accounting adjustments of $2.4 million, net of tax, primarily comprised of loan discount accretion of $2.4 million, merger related provision for credit losses of $18.5 million and merger related expenses of $12.9 million for the three months ended June 30, 2023.
(4)
Includes purchase accounting adjustments of $2.0 million, net of tax, primarily comprised of loan discount accretion of $1.9 million for the three months ended March 31, 2024.
(5)
Includes purchase accounting adjustments of $8.1 million, net of tax, primarily comprised of loan discount accretion of $9.1 million, merger related provision for credit losses of $9.1 million, merger related expenses of $4.4 million, FDIC special assessment of $3.6 million, and net gain on sale or write-up of securities of $11.0 million for the six months ended June 30, 2024.
(6)
Includes purchase accounting adjustments of $3.1 million, net of tax, primarily comprised of loan discount accretion of $3.3 million, merger related provision for credit losses of $18.5 million and merger related expenses of $13.8 million for the six months ended June 30, 2023.

The net interest margin on a tax equivalent basis was 2.94% for the three months ended June 30, 2024 compared with 2.79% for the three months ended March 31, 2024 and 2.73% for the same period in 2023. The change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances on federal funds sold and other earning assets, an increase in loan discount accretion, and a decrease in the average balances on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits. The increases in the average balances on loans and deposits were primarily due to the LSSB Merger.

Noninterest income was $46.0 million for the three months ended June 30, 2024 compared with $38.9 million for the three months ended March 31, 2024, an increase of $7.1 million or 18.4%. Noninterest income was $46.0 million for the three months ended June 30, 2024 compared $39.7 million for the same period in 2023, an increase of $6.3 million or 15.9%. The increase for both periods was primarily due to a gain on Visa Class B-1 stock exchange net of investment securities sales, partially offset by the change in the net (loss) gain on sale or write-down of assets and a decrease in other noninterest income.

Noninterest expense was $152.8 million for the three months ended June 30, 2024 compared with $135.8 million for the three months ended March 31, 2024, an increase of $17.0 million or 12.5%, primarily due to a FDIC special assessment of $3.6 million, an increase in merger related expenses, an increase in salaries and benefits and an increase in additional expenses related to three months of Lone Star Bank operations. Noninterest expense was $152.8 million for the three months ended June 30, 2024 compared with $145.9 million for the same period in 2023, an increase of $7.0 million or 4.8%, primarily due to a FDIC special assessment of $3.6 million, an increase in salaries and benefits and an increase in additional expenses related to three months of Lone Star Bank operations, partially offset by a decrease in merger expenses.

Results of Operations for the Six Months Ended June 30, 2024

For the six months ended June 30, 2024, net income was $222.0 million(5) or $2.34 per diluted common share compared with $211.6 million(6) or $2.30 per diluted common share for the same period in 2023. Net income and net income per diluted common share for the six months ended June 30, 2024 was impacted by an increase in net interest income, a gain on Visa Class B-1 stock exchange net of investment securities sales of $11.0 million, lower merger related provision for credit losses and a decrease in merger related expenses, partially offset by a FDIC special assessment of $3.6 million and an increase in noninterest expenses related to three months of Lone Star Bank operations. Returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2024 were 1.13%, 6.15% and 11.93%(1), respectively.

Excluding merger related provision and expenses, gain on Visa Class B-1 stock exchange net of investment securities sales, and FDIC special assessment, each net of tax, net income was $226.8 million(1) or $2.39(1) per diluted common share for the six months ended June 30, 2024 and annualized returns on average assets, average common equity and average tangible common equity for the same period were 1.15%(1), 6.28%(1) and 12.19%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write-down of assets and securities) was 50.49%(1) for the six months ended June 30, 2024; and excluding merger related expenses and FDIC special assessment, the efficiency ratio was 49.10%(1).

Net interest income before provision for credit losses for the six months ended June 30, 2024 was $497.0 million compared with $479.9 million for the same period in 2023, an increase of $17.1 million or 3.6%. The change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances on federal funds sold and other earning assets and an increase in loan discount accretion, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits.

The net interest margin on a tax equivalent basis for the six months ended June 30, 2024 was 2.87% compared with 2.83% for the same period in 2023. The change was primarily due to an increase in the average balances and average rates on loans and an increase in the average balances on federal funds sold and other earning assets and an increase in loan discount accretion, partially offset by an increase in the average balances and rates on interest-bearing deposits. The increases in the average balances on loans and deposits were primarily due to the LSSB Merger.

Noninterest income was $84.9 million for the six months ended June 30, 2024 compared with $78.0 million for the same period in 2023, an increase of $6.9 million or 8.9%, primarily due to a gain on Visa Class B-1 stock exchange net of investment securities sales and an increase in trust income, partially offset by the change in the net (loss) gain on sale or write-down of assets and a decrease in other noninterest income.

Noninterest expense was $288.7 million for the six months ended June 30, 2024 compared with $268.9 million for the same period in 2023, an increase of $19.8 million or 7.4%, primarily due to a FDIC special assessment of $3.6 million, an increase in salaries and benefits and an increase in additional expenses related to three months of Lone Star Bank operations, partially offset by a decrease in merger expenses.

Balance Sheet Information

At June 30, 2024, Prosperity had $39.762 billion in total assets, a decrease of $142.8 million or 0.4%, compared with $39.905 billion at June 30, 2023. Linked quarter total assets increased by $1.006 billion or 2.6% compared with $38.757 billion at March 31, 2024, primarily due to the LSSB Merger.

Loans were $22.321 billion at June 30, 2024, an increase of $666.9 million or 3.1%, compared with $21.654 billion at June 30, 2023. Linked quarter loans increased $1.056 billion or 5.0% from $21.265 billion at March 31, 2024. Loans increased primarily due to the LSSB Merger. Loans, excluding Warehouse Purchase Program loans, were $21.239 billion at June 30, 2024 compared with $20.505 billion at June 30, 2023, an increase of $734.3 million or 3.6%, and compared with $20.400 billion at March 31, 2024, an increase of $839.1 million or 4.1%.

Deposits were $27.933 billion at June 30, 2024, an increase of $552.2 million or 2.0%, compared with $27.381 billion at June 30, 2023. Linked quarter deposits increased $757.6 million or 2.8% from $27.176 billion at March 31, 2024. The increases were primarily due to the LSSB Merger.

The table below provides detail on the impact of loans acquired and deposits assumed in the FirstCapital Bank and Lone Star Bank mergers completed on May 1, 2023 and April 1, 2024, respectively:

Balance Sheet Data (at period end)
(In thousands)
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
FirstCapital Bank	$1,209,936	$1,302,582	$1,376,356	$1,494,378	$1,590,137
Lone Star Bank	1,084,559	—	—	—	—
Prosperity Bank
Warehouse Purchase Program loans	1,081,403	864,924	822,245	912,327	1,148,883
All other loans	18,944,917	19,097,741	18,981,937	19,026,008	18,914,926
Total loans	$22,320,815	$21,265,247	$21,180,538	$21,432,713	$21,653,946

Deposits assumed (including new deposits since acquisition date):
FirstCapital Bank	$1,317,130	$1,449,166	$1,517,217	$1,625,691	$1,481,831
Lone Star Bank	1,187,821	—	—	—	—
All other deposits	25,428,135	25,726,352	25,662,592	25,687,109	25,899,055
Total deposits	$27,933,086	$27,175,518	$27,179,809	$27,312,800	$27,380,886

As reflected in the table above, loan and deposit growth was impacted by the FirstCapital Bank and Lone Star Bank mergers.

Excluding loans acquired in these acquisitions and new production at the acquired banking centers since the respective acquisition dates, loans at June 30, 2024 decreased $37.5 million compared with June 30, 2023 and increased $63.7 million compared with March 31, 2024. Excluding loans acquired in these acquisitions and new production at the acquired banking centers since the respective acquisition dates and Warehouse Purchase Program loans, loans at June 30, 2024 increased $30.0 million compared with June 30, 2023 and decreased $152.8 million compared with March 31, 2024.

Excluding deposits assumed in these acquisitions and new deposits generated at the acquired banking centers since the respective acquisition dates, deposits at June 30, 2024 decreased by $470.9 million or 1.8% compared with June 30, 2023 and decreased by $298.2 million or 1.2% compared with March 31, 2024.

Asset Quality

Nonperforming assets totaled $89.6 million or 0.25% of quarterly average interest-earning assets at June 30, 2024 compared with $83.8 million or 0.24% of quarterly average interest-earning assets at March 31, 2024 and $62.7 million or 0.18% of quarterly average interest-earning assets at June 30, 2023, with a significant portion of the balance for each period attributable to acquired loans.

The allowance for credit losses on loans and off-balance sheet credit exposures was $397.5 million at June 30, 2024 compared with $381.7 million at June 30, 2023 and $366.7 million at March 31, 2024. The provision for credit losses was $9.1 million for the six months ended June 30, 2024 compared with an $18.5 million provision for credit losses for the six months ended June 30, 2023 and no provision for credit losses for the three months ended March 31, 2024 and 2023. As a result of the loans acquired in the LSSB Merger, the second quarter of 2024 included a $7.9 million provision for credit losses on loans and a $1.2 million provision for credit losses on off-balance sheet credit exposures.

The allowance for credit losses on loans was $359.9 million or 1.61% of total loans at June 30, 2024 compared with $345.2 million or 1.59% of total loans at June 30, 2023 and $330.2 million or 1.55% of total loans at March 31, 2024. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.69%(1) at June 30, 2024 compared with 1.68%(1) at June 30, 2023 and 1.62%(1) at March 31, 2024.

Net charge-offs were $4.4 million for the three months ended June 30, 2024 compared with net charge-offs of $2.1 million for the three months ended March 31, 2024 and net charge-offs of $16.1 million for the three months ended June 30, 2023. Net charge-offs for the second quarter of 2024 included $878 thousand related to resolved purchased credit deteriorated (“PCD”) loans, which had specific reserves that were allocated to the charge-offs. Additionally, reserves on PCD loans increased by $26.1 million due to Day One accounting for PCD loans at the time of the LSSB Merger. Further, $4.8 million of reserves on resolved PCD loans without any related charge-offs was released to the general reserve.

Net charge-offs were $6.5 million for the six months ended June 30, 2024 compared with $15.5 million for the six months ended June 30, 2023. Net charge-offs for the six months ended June 30, 2024 included $1.9 million related to resolved PCD loans, which had specific reserves that were allocated to the charge-offs. Additionally, reserves on PCD loans increased by $26.1 million due to Day One accounting for PCD loans at the time of the LSSB Merger. Further, $8.9 million of reserves on resolved PCD loans was released to the general reserve.

Visa Class B-1 Stock Exchange

During the second quarter 2024, Prosperity tendered all of its shares of Visa, Inc. (“Visa”) Class B-1 common stock in exchange for a combination of Visa Class B-2 common stock and Visa Class C common stock, pursuant to the terms and subject to the conditions of the public offering of Visa to exchange its Class B-1 common stock for a combination of shares of its Class B-2 common stock and Class C common stock, which expired on May 3, 2024. Prosperity recorded an unrealized gain of $20.6 million during the second quarter 2024 based on the conversion privilege of the Class C common stock and the closing price of Visa Class A common stock. In the exchange, Prosperity received 48,492 shares of Class B-2 stock, recorded at zero cost basis, and 19,245 shares of Class C common stock and subsequently sold 6,415 shares of Class C stock. Prosperity intends to sell all remaining shares of Class C stock as permitted by the exchange agreement.

Dividend

Prosperity Bancshares declared a third quarter 2024 cash dividend of $0.56 per share to be paid on October 1, 2024, to all shareholders of record as of September 13, 2024.

Stock Repurchase Program

On January 16, 2024, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.7 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 16, 2025, at the discretion of management. Under its 2024 stock repurchase program, Prosperity Bancshares repurchased approximately 671 thousand shares of its common stock at an average weighted price of $58.86 per share during the three months ended June 30, 2024 and approximately 1.2 million shares of its common stock at an average weighted price of $60.35 per share during the six months ended June 30, 2024.

Merger of Lone Star State Bancshares, Inc.

On April 1, 2024, Prosperity completed the merger of Lone Star and its wholly owned subsidiary Lone Star Bank, headquartered in Lubbock, Texas. Lone Star Bank operated 5 full-service banking offices in the West Texas area, including its main office in Lubbock, and 1 banking center in each of Brownfield, Midland, Odessa and Big Spring, Texas.

Pursuant to the terms of the definitive agreement, Prosperity issued 2,376,182 shares of Prosperity common stock plus approximately $64.1 million in cash for all outstanding shares of Lone Star in the second quarter of 2024. This resulted in goodwill of $107.7 million as of June 30, 2024, which does not include all the subsequent fair value adjustments that have not yet been finalized. Additionally, Prosperity recognized $17.7 million of core deposit intangibles as of June 30, 2024.

Merger of First Bancshares of Texas, Inc.

On May 1, 2023, Prosperity completed the merger (the “FB Merger”) of First Bancshares and its wholly owned subsidiary FirstCapital Bank of Texas, N.A. (“FirstCapital Bank”), headquartered in Midland, Texas. FirstCapital Bank operated 16 full-service banking offices in six different markets in West, North and Central Texas areas, including its main office in Midland, and banking offices in Midland, Lubbock, Amarillo, Wichita Falls, Burkburnett, Byers, Henrietta, Dallas, Horseshoe Bay, Marble Falls and Fredericksburg, Texas.

Pursuant to the terms of the definitive agreement, Prosperity issued 3,583,370 shares of Prosperity common stock plus approximately $91.5 million in cash for all outstanding shares of First Bancshares. This resulted in goodwill of $164.8 million as of June 30, 2024, which was subject to all final subsequent fair value adjustments. During the second quarter of 2023, Prosperity completed the operational conversion of FirstCapital Bank.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, July 24, 2024, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s second quarter 2024 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 8564977.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on the sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses, and FDIC special assessment. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of June 30, 2024, Prosperity Bancshares, Inc.® is a $39.762 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 288 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 31 in the Central Texas area including Austin and San Antonio; 44 in the West Texas area including Lubbock, Midland-Odessa, Abilene, Amarillo and Wichita Falls; 15 in the Bryan/College Station area; 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area and 5 in the West Texas area currently doing business as Lone Star Bank.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for credit losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for credit losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of any proposed transactions, and statements about the assumptions underlying any such statement. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to, whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and the effect, impact, potential duration or other implications of weather and climate-related events. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2023, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Grapevine Main	Tyler-South Broadway	Tomball	West
Bryan	Kiest	Tyler-University	Waller
Bryan-29th Street	Lake Highlands	Winnsboro	West Columbia	Odessa
Bryan-East	McKinney		Wharton	Grandview
Bryan-North	McKinney Eldorado	Houston Area	Winnie	Grant
Caldwell	McKinney Redbud	Houston	Wirt	Kermit Highway
College Station	North Carrolton	Aldine		Parkway
Hearne	Park Cities	Alief	South Texas Area -
Huntsville	Plano	Bellaire	Corpus Christi	Wichita Falls
Madisonville	Plano-West	Beltway	Calallen	Cattlemans
Navasota	Preston Forest	Clear Lake	Carmel	Kell
New Waverly	Preston Parker	Copperfield	Northwest
Rock Prairie	Preston Royal	Cypress	Saratoga	Other West Texas Area
Southwest Parkway	Red Oak	Downtown	Timbergate	Locations
Tower Point	Richardson	Eastex	Water Street	Big Spring
Wellborn Road	Richardson-West	Fairfield		Brownfield
	Rosewood Court	First Colony	Victoria	Brownwood
Central Texas Area	The Colony	Fry Road	Victoria Main	Burkburnett
Austin	Tollroad	Gessner	Victoria-Navarro	Byers
Cedar Park	Trinity Mills	Gladebrook	Victoria-North	Cisco
Congress	Turtle Creek	Grand Parkway	Victoria Salem	Comanche
Lakeway	West 15th Plano	Heights		Early
Liberty Hill	West Allen	Highway 6 West	Other South Texas Area	Floydada
Northland	Westmoreland	Little York	Locations	Gorman
Oak Hill	Wylie	Medical Center	Alice	Henrietta
Research Blvd		Memorial Drive	Aransas Pass	Levelland
Westlake	Fort Worth	Northside	Beeville	Littlefield
	Haltom City	Pasadena	Colony Creek	Merkel
Other Central Texas Area	Hulen	Pecan Grove	Cuero	Plainview
Locations	Keller	Pin Oak	Edna	San Angelo
Bastrop	Museum Place	River Oaks	Goliad	Slaton
Canyon Lake	Renaissance Square	Sugar Land	Gonzales	Snyder
Dime Box	Roanoke	SW Medical Center	Hallettsville
Dripping Springs	Stockyards	Tanglewood	Kingsville	Lone Star West Texas Area
Elgin		The Plaza	Mathis	Big Spring
Flatonia	Other Dallas/Fort Worth Area	Uptown	Padre Island	Brownfield
Fredericksburg	Locations	Waugh Drive	Palacios	Lubbock
Georgetown	Arlington	Westheimer	Port Lavaca	Midland
Gruene	Azle	West University	Portland	Odessa
Horseshoe Bay	Ennis	Woodcreek	Rockport
Kingsland	Gainesville		Sinton	Oklahoma
La Grange	Glen Rose	Katy	Taft	Central Oklahoma Area
Lexington	Granbury	Cinco Ranch	Yoakum	Oklahoma City
Marble Falls	Grand Prairie	Katy-Spring Green	Yorktown	23rd Street
New Braunfels	Jacksboro			Expressway
Pleasanton	Mesquite	The Woodlands	West Texas Area	I-240
Round Rock	Muenster	The Woodlands-College Park	Abilene	Memorial
San Antonio	Runaway Bay	The Woodlands-I-45	Antilley Road
Schulenburg	Sanger	The Woodlands-Research Forest	Barrow Street	Other Central Oklahoma Area
Seguin	Waxahachie		Cypress Street	Locations
Smithville	Weatherford	Other Houston Area	Judge Ely	Edmond
Thorndale		Locations	Mockingbird	Norman
Weimar	East Texas Area	Angleton
	Athens	Bay City	Amarillo	Tulsa Area
Dallas/Fort Worth Area	Blooming Grove	Beaumont	Hillside	Tulsa
Dallas	Canton	Cleveland	Soncy	Garnett
14th Street Plano	Carthage	East Bernard		Harvard
Abrams Centre	Corsicana	El Campo	Lubbock	Memorial
Addison	Crockett	Dayton	4th Street	Sheridan
Allen	Eustace	Galveston	66th Street	S. Harvard
Balch Springs	Gilmer	Groves	82nd Street	Utica Tower
Camp Wisdom	Grapeland	Hempstead	86th Street	Yale
Carrollton	Gun Barrel City	Hitchcock	98th Street
Cedar Hill	Jacksonville	Liberty	Avenue Q	Other Tulsa Area Locations
Coppell	Kerens	Magnolia	Milwaukee	Owasso
East Plano	Longview	Magnolia Parkway	North University
Euless	Mount Vernon	Mont Belvieu	Texas Tech Student Union
Frisco	Palestine	Nederland
Frisco Warren	Rusk	Needville	Midland
Frisco-West	Seven Points	Rosenberg	North
Garland	Teague	Shadow Creek	Wadley
Grapevine	Tyler-Beckham	Spring	Wall Street

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Balance Sheet Data (at period end)
Loans held for sale	$9,951	$6,380	$5,734	$10,187	$10,656
Loans held for investment	21,229,461	20,393,943	20,352,559	20,510,199	20,494,407
Loans held for investment - Warehouse Purchase Program	1,081,403	864,924	822,245	912,327	1,148,883
Total loans	22,320,815	21,265,247	21,180,538	21,432,713	21,653,946

Investment securities(A)	11,702,139	12,301,138	12,803,896	13,192,742	13,667,319
Federal funds sold	234	250	260	234	181
Allowance for credit losses on loans	(359,852)	(330,219)	(332,362)	(351,495)	(345,209)
Cash and due from banks	1,507,604	1,086,444	458,153	512,239	396,848
Goodwill	3,504,107	3,396,402	3,396,086	3,396,459	3,383,698
Core deposit intangibles, net	74,324	60,757	63,994	67,553	71,128
Other real estate owned	4,960	2,204	1,708	9,320	3,107
Fixed assets, net	377,394	372,333	369,992	370,237	365,299
Other assets	630,569	601,964	605,612	665,682	708,814
Total assets	$39,762,294	$38,756,520	$38,547,877	$39,295,684	$39,905,131

Noninterest-bearing deposits	$9,706,505	$9,526,535	$9,776,572	$10,281,893	$10,364,921
Interest-bearing deposits	18,226,581	17,648,983	17,403,237	17,030,907	17,015,965
Total deposits	27,933,086	27,175,518	27,179,809	27,312,800	27,380,886
Other borrowings	3,900,000	3,900,000	3,725,000	4,250,000	4,800,000
Securities sold under repurchase agreements	233,689	261,671	309,277	300,714	434,160
Subordinated debentures	—	—	—	—	3,093
Allowance for credit losses on off-balance sheet credit exposures	37,646	36,503	36,503	36,503	36,503
Other liabilities	374,429	278,284	217,958	362,990	282,373
Total liabilities	32,478,850	31,651,976	31,468,547	32,263,007	32,937,015
Shareholders' equity(B)	7,283,444	7,104,544	7,079,330	7,032,677	6,968,116
Total liabilities and equity	$39,762,294	$38,756,520	$38,547,877	$39,295,684	$39,905,131

(A) Includes $(2,007), $(2,954), $(1,770), $(2,442) and $(3,393) in unrealized losses on available for sale securities for the quarterly periods ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.

(B) Includes $(1,586), $(2,333), $(1,398), $(1,930) and $(2,681) in after-tax unrealized losses on available for sale securities for the quarterly periods ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Income Statement Data
Interest income:
Loans	$336,428	$306,228	$306,562	$308,678	$286,638	$642,656	$533,756
Securities(C)	62,428	66,421	68,077	69,987	72,053	128,849	145,238
Federal funds sold and other earning assets	14,095	9,265	1,793	1,689	1,757	23,360	8,763
Total interest income	412,951	381,914	376,432	380,354	360,448	794,865	687,757

Interest expense:
Deposits	106,124	92,692	84,969	76,069	63,964	198,816	111,307
Other borrowings	46,282	48,946	52,386	62,190	57,351	95,228	91,747
Securities sold under repurchase agreements	1,759	2,032	2,094	2,533	2,674	3,791	4,777
Subordinated debentures	—	—	—	38	—	—	—
Total interest expense	154,165	143,670	139,449	140,830	123,989	297,835	207,831
Net interest income	258,786	238,244	236,983	239,524	236,459	497,030	479,926
Provision for credit losses	9,066	—	—	—	18,540	9,066	18,540
Net interest income after provision for credit losses	249,720	238,244	236,983	239,524	217,919	487,964	461,386

Noninterest income:
Nonsufficient funds (NSF) fees	8,153	8,288	8,365	8,719	8,512	16,441	16,607
Credit card, debit card and ATM card income	9,384	8,861	9,314	9,285	9,206	18,245	17,872
Service charges on deposit accounts	6,436	6,406	6,316	6,262	6,078	12,842	12,004
Trust income	3,601	4,156	3,360	3,326	3,358	7,757	6,583
Mortgage income	745	610	542	857	661	1,355	899
Brokerage income	1,186	1,235	1,059	1,067	1,000	2,421	2,149
Bank owned life insurance income	1,885	2,047	1,882	1,864	1,553	3,932	2,907
Net (loss) gain on sale or write-down of assets	(903)	(35)	(84)	(45)	1,994	(938)	2,115
Net gain on sale or write-up of securities	10,723	298	—	—	—	11,021	—
Other noninterest income	4,793	7,004	5,814	7,408	7,326	11,797	16,818
Total noninterest income	46,003	38,870	36,568	38,743	39,688	84,873	77,954

Noninterest expense:
Salaries and benefits	89,584	85,771	80,486	85,423	84,723	175,355	162,521
Net occupancy and equipment	8,915	8,623	9,093	9,464	8,935	17,538	16,960
Credit and debit card, data processing and software amortization	11,998	10,975	10,741	10,919	10,344	22,973	19,910
Regulatory assessments and FDIC insurance	10,317	5,538	24,940	5,155	5,097	15,855	10,070
Core deposit intangibles amortization	4,156	3,237	3,559	3,576	3,167	7,393	5,541
Depreciation	4,836	4,686	4,607	4,585	4,658	9,522	9,091
Communications	3,485	3,402	3,572	3,686	3,693	6,887	7,155
Other real estate expense	69	187	165	153	(464)	256	(406)
Net (gain) loss on sale or write-down of other real estate	31	(138)	34	(734)	(33)	(107)	(46)
Merger related expenses	4,381	—	278	1,104	12,891	4,381	13,751
Other noninterest expense	15,070	13,567	14,696	12,326	12,859	28,637	24,323
Total noninterest expense	152,842	135,848	152,171	135,657	145,870	288,690	268,870
Income before income taxes	142,881	141,266	121,380	142,610	111,737	284,147	270,470
Provision for income taxes	31,279	30,840	25,904	30,402	24,799	62,119	58,838
Net income available to common shareholders	$111,602	$110,426	$95,476	$112,208	$86,938	$222,028	$211,632

(C) Interest income on securities was reduced by net premium amortization of $5,831, $5,822, $6,428, $6,897 and $7,131 for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively, and $11,653 and $14,515 for the six months ended June 30, 2024 and 2023, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023

Profitability
Net income (D) (E)	$111,602	$110,426	$95,476	$112,208	$86,938	$222,028	$211,632

Basic earnings per share	$1.17	$1.18	$1.02	$1.20	$0.94	$2.34	$2.30
Diluted earnings per share	$1.17	$1.18	$1.02	$1.20	$0.94	$2.34	$2.30

Return on average assets (F) (J)	1.12%	1.13%	0.98%	1.13%	0.89%	1.13%	1.09%
Return on average common equity (F) (J)	6.10%	6.20%	5.39%	6.39%	5.01%	6.15%	6.18%
Return on average tangible common equity (F) (G) (J)	11.81%	12.06%	10.54%	12.58%	9.67%	11.93%	11.97%
Tax equivalent net interest margin (D) (E) (H)	2.94%	2.79%	2.75%	2.72%	2.73%	2.87%	2.83%
Efficiency ratio (G) (I) (K)	51.82%	49.07%	55.61%	48.74%	53.21%	50.49%	48.38%

Liquidity and Capital Ratios
Equity to assets	18.32%	18.33%	18.37%	17.90%	17.46%	18.32%	17.46%
Common equity tier 1 capital	15.42%	15.75%	15.54%	14.98%	14.49%	15.42%	14.48%
Tier 1 risk-based capital	15.42%	15.75%	15.54%	14.98%	14.49%	15.42%	14.48%
Total risk-based capital	16.67%	17.00%	16.56%	16.05%	15.52%	16.67%	15.51%
Tier 1 leverage capital	10.29%	10.37%	10.39%	10.03%	9.96%	10.29%	9.96%
Period end tangible equity to period end tangible assets (G)	10.24%	10.33%	10.31%	9.96%	9.64%	10.24%	9.64%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	95,765	93,706	93,715	93,720	92,930	94,735	92,073
Diluted	95,765	93,706	93,715	93,720	92,930	94,735	92,073
Period end shares outstanding	95,262	93,525	93,722	93,717	93,721	95,262	93,721
Cash dividends paid per common share	$0.56	$0.56	$0.56	$0.55	$0.55	$1.12	$1.10
Book value per common share	$76.46	$75.96	$75.54	$75.04	$74.35	$76.46	$74.35
Tangible book value per common share (G)	$38.89	$39.00	$38.62	$38.08	$37.49	$38.89	$37.49

Common Stock Market Price
High	$66.18	$68.88	$68.79	$63.65	$63.13	$68.88	$78.76
Low	$57.16	$60.08	$49.60	$52.62	$55.12	$57.16	$55.12
Period end closing price	$61.14	$65.78	$67.73	$54.58	$56.48	$61.14	$56.48
Employees – FTE (excluding overtime)	3,902	3,901	3,850	3,853	3,710	3,902	3,710
Number of banking centers	288	283	285	285	286	288	286

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Loan discount accretion
Non-PCD	$4,797	$1,312	$1,543	$1,508	$1,242	$6,109	$1,774
PCD	$2,394	$548	$937	$767	$1,178	$2,942	$1,517
Securities net accretion	$564	$561	$598	$626	$426	$1,125	$424
Time deposits amortization	$4	$(97)	$(150)	$(210)	$(187)	$(93)	$(240)

(E) Using effective tax rate of 21.9%, 21.8%, 21.3%, 21.3% and 22.2% for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively, and 21.9% and 21.8% for the six months ended June 30, 2024 and 2023, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 366-day or 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale, write-down or write-up of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses and FDIC special assessment refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Jun 30, 2024				Mar 31, 2024				Jun 30, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$8,446	$149	7.10%		$5,467	$92	6.77%		$3,910	$67	6.87%
Loans held for investment	21,328,824	319,361	6.02%		20,415,316	292,673	5.77%		19,802,751	270,688	5.48%
Loans held for investment - Warehouse Purchase Program	917,026	16,918	7.42%		720,650	13,463	7.51%		898,768	15,883	7.09%
Total loans	22,254,296	336,428	6.08%		21,141,433	306,228	5.83%		20,705,429	286,638	5.55%
Investment securities	12,179,074	62,428	2.06%	(M)	12,693,268	66,421	2.10%	(M)	13,976,818	72,053	2.07%	(M)
Federal funds sold and other earning assets	1,026,251	14,095	5.52%		672,840	9,265	5.54%		150,300	1,757	4.69%
Total interest-earning assets	35,459,621	412,951	4.68%		34,507,541	381,914	4.45%		34,832,547	360,448	4.15%
Allowance for credit losses on loans	(332,904)				(331,708)				(283,594)
Noninterest-earning assets	4,822,131				4,759,697				4,738,673
Total assets	$39,948,848				$38,935,530				$39,287,626

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,839,194	$9,133	0.76%		$5,143,585	$8,423	0.66%		$5,147,453	$3,791	0.30%
Savings and money market deposits	9,084,051	50,252	2.22%		8,889,077	47,152	2.13%		9,156,047	43,025	1.88%
Certificates and other time deposits	4,400,922	46,739	4.27%		3,683,815	37,117	4.05%		2,652,064	17,148	2.59%
Other borrowings	3,900,000	46,282	4.77%		4,083,132	48,946	4.82%		4,427,914	57,351	5.20%
Securities sold under repurchase agreements	258,637	1,759	2.74%		296,437	2,032	2.76%		441,303	2,674	2.43%
Subordinated debentures	—	—	—		—	—	—		1,547	—	—
Total interest-bearing liabilities	22,482,804	154,165	2.76%	(N)	22,096,046	143,670	2.62%	(N)	21,826,328	123,989	2.28%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,780,211				9,443,249				10,274,819
Allowance for credit losses on off-balance sheet credit exposures	36,729				36,503				30,022
Other liabilities	327,847				238,480				220,775
Total liabilities	32,627,591				31,814,278				32,351,944
Shareholders' equity	7,321,257				7,121,252				6,935,682
Total liabilities and shareholders' equity	$39,948,848				$38,935,530				$39,287,626

Net interest income and margin		$258,786	2.94%			$238,244	2.78%			$236,459	2.72%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		800				808				854
Net interest income and margin (tax equivalent basis)		$259,586	2.94%			$239,052	2.79%			$237,313	2.73%

(L) Annualized and based on an actual 366-day or 365-day basis.

(M) Yield on securities was impacted by net premium amortization of $5,831, $5,822 and $7,131 for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.92%, 1.83% and 1.55% for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Jun 30, 2024				Jun 30, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$6,957	$241	6.97%		$3,131	$105	6.76%
Loans held for investment	20,872,069	612,034	5.90%		19,064,334	507,294	5.37%
Loans held for investment - Warehouse Purchase Program	818,838	30,381	7.46%		759,071	26,357	7.00%
Total loans	21,697,864	642,656	5.96%		19,826,536	533,756	5.43%
Investment securities	12,436,171	128,849	2.08%	(P)	14,153,681	145,238	2.07%	(P)
Federal funds sold and other earning assets	849,546	23,360	5.53%		373,931	8,763	4.73%
Total interest-earning assets	34,983,581	794,865	4.57%		34,354,148	687,757	4.04%
Allowance for credit losses on loans	(332,306)				(282,959)
Noninterest-earning assets	4,790,888				4,667,547
Total assets	$39,442,163				$38,738,736

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,991,390	$17,556	0.71%		$5,510,530	$7,583	0.28%
Savings and money market deposits	8,986,565	97,404	2.18%		9,366,694	78,546	1.69%
Certificates and other time deposits	4,042,369	83,856	4.17%		2,350,498	25,178	2.16%
Other borrowings	3,991,566	95,228	4.80%		3,661,719	91,747	5.05%
Securities sold under repurchase agreements	277,537	3,791	2.75%		434,632	4,777	2.22%
Subordinated debentures	—	—	—		774	—	—
Total interest-bearing liabilities	22,289,427	297,835	2.69%	(Q)	21,324,847	207,831	1.97%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,611,730				10,332,082
Allowance for credit losses on off-balance sheet credit exposures	36,616				29,985
Other liabilities	283,139				203,769
Total liabilities	32,220,912				31,890,683
Shareholders' equity	7,221,251				6,848,053
Total liabilities and shareholders' equity	$39,442,163				$38,738,736

Net interest income and margin		$497,030	2.86%			$479,926	2.82%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,608				1,687
Net interest income and margin (tax equivalent basis)		$498,638	2.87%			$481,613	2.83%

(O) Based on an actual 366-day or 365-day basis.

(P) Yield on securities was impacted by net premium amortization of $11,653 and $14,515 for the six months ended June 30, 2024 and 2023, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 1.88% and 1.32% for the six months ended June 30, 2024 and 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	7.10%	6.77%	7.47%	6.54%	6.87%
Loans held for investment	6.02%	5.77%	5.68%	5.62%	5.48%
Loans held for investment - Warehouse Purchase Program	7.42%	7.51%	7.46%	7.32%	7.09%
Total loans	6.08%	5.83%	5.75%	5.70%	5.55%
Investment securities (S)	2.06%	2.10%	2.07%	2.05%	2.07%
Federal funds sold and other earning assets	5.52%	5.54%	5.68%	5.33%	4.69%
Total interest-earning assets	4.68%	4.45%	4.35%	4.30%	4.15%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.76%	0.66%	0.56%	0.43%	0.30%
Savings and money market deposits	2.22%	2.13%	2.03%	1.96%	1.88%
Certificates and other time deposits	4.27%	4.05%	3.80%	3.31%	2.59%
Other borrowings	4.77%	4.82%	5.16%	5.28%	5.20%
Securities sold under repurchase agreements	2.74%	2.76%	2.77%	2.58%	2.43%
Subordinated debentures	—	—	—	5.85%	—
Total interest-bearing liabilities	2.76%	2.62%	2.58%	2.54%	2.28%

Net Interest Margin	2.94%	2.78%	2.74%	2.71%	2.72%
Net Interest Margin (tax equivalent)	2.94%	2.79%	2.75%	2.72%	2.73%

(R) Annualized and based on average balances on an actual 366-day or 365-day basis.

(S) Yield on securities was impacted by net premium amortization of $5,831, $5,822, $6,428, $6,897 and $7,131 for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Balance Sheet Averages
Loans held for sale	$8,446	$5,467	$9,828	$9,832	$3,910
Loans held for investment	21,328,824	20,415,316	20,370,915	20,496,075	19,802,751
Loans held for investment - Warehouse Purchase Program	917,026	720,650	770,481	972,936	898,768
Total loans	22,254,296	21,141,433	21,151,224	21,478,843	20,705,429

Investment securities	12,179,074	12,693,268	13,074,243	13,512,137	13,976,818
Federal funds sold and other earning assets	1,026,251	672,840	125,295	125,690	150,300
Total interest-earning assets	35,459,621	34,507,541	34,350,762	35,116,670	34,832,547
Allowance for credit losses on loans	(332,904)	(331,708)	(346,493)	(343,967)	(283,594)
Cash and due from banks	295,077	315,612	302,864	301,201	281,593
Goodwill	3,482,448	3,396,177	3,396,224	3,387,293	3,291,659
Core deposit intangibles, net	59,979	62,482	65,986	69,551	48,616
Other real estate	3,071	2,319	4,781	6,301	2,712
Fixed assets, net	377,369	372,458	370,900	367,814	357,593
Other assets	604,187	610,649	670,187	697,176	756,500
Total assets	$39,948,848	$38,935,530	$38,815,211	$39,602,039	$39,287,626

Noninterest-bearing deposits	$9,780,211	$9,443,249	$9,960,240	$10,269,162	$10,274,819
Interest-bearing demand deposits	4,839,194	5,143,585	4,822,698	4,768,485	5,147,453
Savings and money market deposits	9,084,051	8,889,077	8,815,892	8,977,824	9,156,047
Certificates and other time deposits	4,400,922	3,683,815	3,442,115	3,172,178	2,652,064
Total deposits	28,104,378	27,159,726	27,040,945	27,187,649	27,230,383
Other borrowings	3,900,000	4,083,132	4,028,263	4,671,449	4,427,914
Securities sold under repurchase agreements	258,637	296,437	300,317	389,149	441,303
Subordinated debentures	—	—	—	2,578	1,547
Allowance for credit losses on off-balance sheet credit exposures	36,729	36,503	36,503	36,504	30,022
Other liabilities	327,847	238,480	323,344	290,217	220,775
Shareholders' equity	7,321,257	7,121,252	7,085,839	7,024,493	6,935,682
Total liabilities and equity	$39,948,848	$38,935,530	$38,815,211	$39,602,039	$39,287,626

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2024		Mar 31, 2024		Dec 31, 2023		Sep 30, 2023		Jun 30, 2023
Period End Balances

Loan Portfolio
Commercial and industrial	$2,023,531	9.1%	$1,932,534	9.1%	$1,936,717	9.2%	$2,153,391	10.1%	$2,245,620	10.5%
Warehouse purchase program	1,081,403	4.8%	864,924	4.1%	822,245	3.9%	912,327	4.3%	1,148,883	5.3%
Construction, land development and other land loans	2,828,372	12.7%	2,876,588	13.5%	3,076,591	14.5%	3,200,479	14.9%	3,215,016	14.8%
1-4 family residential	7,496,485	33.6%	7,331,251	34.5%	7,207,226	34.0%	7,032,593	32.8%	6,780,813	31.3%
Home equity	930,428	4.2%	950,169	4.5%	960,852	4.5%	969,498	4.5%	977,070	4.5%
Commercial real estate (includes multi-family residential)	5,961,884	26.7%	5,631,460	26.5%	5,662,948	26.7%	5,606,837	26.2%	5,676,526	26.2%
Agriculture (includes farmland)	1,037,361	4.6%	813,092	3.8%	816,043	3.9%	801,933	3.7%	804,376	3.7%
Consumer and other	340,611	1.5%	326,915	1.5%	329,593	1.6%	306,018	1.4%	305,207	1.4%
Energy	620,740	2.8%	538,314	2.5%	368,323	1.7%	449,637	2.1%	500,435	2.3%
Total loans	$22,320,815		$21,265,247		$21,180,538		$21,432,713		$21,653,946

Deposit Types
Noninterest-bearing DDA	$9,706,505	34.7%	$9,526,535	35.1%	$9,776,572	36.0%	$10,281,893	37.6%	$10,364,921	37.9%
Interest-bearing DDA	4,762,730	17.1%	4,867,247	17.9%	5,115,945	18.8%	4,797,259	17.6%	4,953,090	18.1%
Money market	6,180,769	22.1%	6,134,221	22.6%	5,859,701	21.6%	5,892,505	21.6%	5,904,160	21.5%
Savings	2,765,197	9.9%	2,830,117	10.4%	2,881,397	10.6%	3,005,936	11.0%	3,179,351	11.6%
Certificates and other time deposits	4,517,885	16.2%	3,817,398	14.0%	3,546,194	13.0%	3,335,207	12.2%	2,979,364	10.9%
Total deposits	$27,933,086		$27,175,518		$27,179,809		$27,312,800		$27,380,886

Loan to Deposit Ratio	79.9%		78.3%		77.9%		78.5%		79.1%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Jun 30, 2024		Mar 31, 2024		Dec 31, 2023		Sep 30, 2023		Jun 30, 2023

Single family residential construction	$940,381	33.2%	$1,031,163	35.8%	$1,088,636	35.4%	$1,157,016	36.1%	$1,244,631	38.7%
Land development	241,639	8.5%	290,243	10.1%	367,849	12.0%	359,518	11.2%	310,199	9.7%
Raw land	291,112	10.3%	311,265	10.8%	328,365	10.7%	340,659	10.7%	359,228	11.2%
Residential lots	222,343	7.9%	224,901	7.8%	222,591	7.2%	216,659	6.8%	216,706	6.7%
Commercial lots	60,264	2.1%	59,691	2.1%	155,415	5.0%	154,425	4.8%	158,278	4.9%
Commercial construction and other	1,074,361	38.0%	959,687	33.4%	914,436	29.7%	973,022	30.4%	927,025	28.8%
Net unaccreted discount	(1,728)		(362)		(701)		(820)		(1,051)
Total construction loans	$2,828,372		$2,876,588		$3,076,591		$3,200,479		$3,215,016

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of June 30, 2024

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$348,870	$280,071	$58,647	$15,289	$13,897	$280,447	$997,221
Commercial and industrial buildings	137,531	110,561	27,016	35,320	17,520	210,784	538,732
Office buildings	94,784	218,221	87,915	47,777	3,746	91,537	543,980
Medical buildings	80,149	17,847	1,712	43,383	31,092	61,423	235,606
Apartment buildings	141,505	127,928	17,749	14,169	15,120	197,712	514,183
Hotel	108,891	99,805	32,910	17,775	—	161,340	420,721
Other	176,995	57,368	36,284	8,118	1,593	82,988	363,346
Total	$1,088,725	$911,801	$262,233	$181,831	$82,968	$1,086,231	$3,613,789	(U)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Mar 31, 2024	Balance at Jun 30, 2024	Balance at Acquisition Date	Balance at Mar 31, 2024	Balance at Jun 30, 2024	Balance at Acquisition Date		Balance at Mar 31, 2024	Balance at Jun 30, 2024
Loan marks:
Acquired banks (V)	$345,599	$245	$(920)	$320,052	$2,503	$2,412	$665,651		$2,748	$1,492
FirstCapital Bank (W)	22,648	18,436	17,210	7,790	4,858	4,305	30,438		23,294	21,515
Lone Star Bank (X)	20,378	—	17,960	4,558	—	2,790	24,936		—	20,750
Total	388,625	18,681	34,250	332,400	7,361	9,507	721,025		26,042	43,757

Acquired portfolio loan balances:
Acquired banks (V)	12,286,159	977,286	875,474	689,573	56,982	57,417	12,975,732		1,034,268	932,891
FirstCapital Bank (W)	1,021,694	699,277	652,527	627,991	438,092	395,743	1,649,685		1,137,369	1,048,270
Lone Star Bank (X)	1,016,128	—	919,865	59,109	—	59,075	1,075,237		—	978,940
Total	14,323,981	1,676,563	2,447,866	1,376,673	495,074	512,235	15,700,654	(Y)	2,171,637	2,960,101

Acquired portfolio loan balances less loan marks	$13,935,356	$1,657,882	$2,413,616	$1,044,273	$487,713	$502,728	$14,979,629		$2,145,595	$2,916,344

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $5.962 billion as of June 30, 2024.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(W) The FB Merger was completed on May 1, 2023. The FB Merger resulted in the addition of $1.650 billion in loans with related purchase accounting adjustments of $30.4 million at acquisition date, which were subject to subsequent fair value adjustments.

(X) The LSSB Merger was completed on April 1, 2024. The LSSB Merger resulted in the addition of $1.075 billion in loans with related purchase accounting adjustments of $24.9 million at acquisition date, which were subject to subsequent fair value adjustments.

(Y) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Asset Quality
Nonaccrual loans	$84,175	$78,475	$68,688	$59,729	$57,723	$84,175	$57,723
Accruing loans 90 or more days past due	322	3,035	2,195	397	1,744	322	1,744
Total nonperforming loans	84,497	81,510	70,883	60,126	59,467	84,497	59,467
Repossessed assets	113	97	76	35	153	113	153
Other real estate	4,960	2,204	1,708	9,320	3,107	4,960	3,107
Total nonperforming assets	$89,570	$83,811	$72,667	$69,481	$62,727	$89,570	$62,727

Nonperforming assets:
Commercial and industrial (includes energy)	$16,340	$10,199	$8,957	$22,219	$24,027	$16,340	$24,027
Construction, land development and other land loans	4,895	15,826	17,343	8,684	4,245	4,895	4,245
1-4 family residential (includes home equity)	33,935	30,206	26,096	23,708	19,609	33,935	19,609
Commercial real estate (includes multi-family residential)	31,776	23,720	18,775	13,341	13,504	31,776	13,504
Agriculture (includes farmland)	2,550	3,714	1,460	1,511	1,284	2,550	1,284
Consumer and other	74	146	36	18	58	74	58
Total	$89,570	$83,811	$72,667	$69,481	$62,727	$89,570	$62,727
Number of loans/properties	349	319	292	260	241	349	241
Allowance for credit losses on loans	$359,852	$330,219	$332,362	$351,495	$345,209	$359,852	$345,209

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$2,777	$283	$16,123	$1,594	$160	$3,060	$(1,312)
Construction, land development and other land loans	109	(2)	(5)	(5)	50	107	37
1-4 family residential (includes home equity)	425	457	20	(78)	(70)	882	(210)
Commercial real estate (includes multi-family residential)	(381)	(17)	1,590	570	14,957	(398)	14,956
Agriculture (includes farmland)	214	23	—	—	(78)	237	(84)
Consumer and other	1,224	1,399	1,405	1,327	1,046	2,623	2,063
Total	$4,368	$2,143	$19,133	$3,408	$16,065	$6,511	$15,450

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.25%	0.24%	0.21%	0.20%	0.18%	0.26%	0.18%
Nonperforming assets to loans and other real estate	0.40%	0.39%	0.34%	0.32%	0.29%	0.40%	0.29%
Net charge-offs to average loans (annualized)	0.08%	0.04%	0.36%	0.06%	0.31%	0.06%	0.16%
Allowance for credit losses on loans to total loans	1.61%	1.55%	1.57%	1.64%	1.59%	1.61%	1.59%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.69%	1.62%	1.63%	1.71%	1.68%	1.69%	1.68%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023

Reconciliation of diluted earnings per share to diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Diluted earnings per share (unadjusted)	$1.17	$1.18	$1.02	$1.20	$0.94	$2.34	$2.30

Net income	$111,602	$110,426	$95,476	$112,208	$86,938	$222,028	$211,632
Merger related provision for credit losses, net of tax(Z)	7,162	—	—	—	14,647	7,162	14,647
Merger related expenses, net of tax(Z)	3,461	—	220	872	10,184	3,461	10,863
FDIC special assessment, net of tax(Z)	2,807	—	15,736	—	—	2,807	—
Net gain on sale or write-up of securities, net of tax(Z)	(8,472)	(235)	—	—	—	(8,707)	—
Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$116,560	$110,191	$111,432	$113,080	$111,769	$226,751	$237,142

Weighted average diluted shares outstanding	95,765	93,706	93,715	93,720	92,930	94,735	92,073
Merger related provision for credit losses, net of tax, per diluted common share(Z)	$0.07	$—	$—	$—	$0.16	$0.07	$0.16
Merger related expenses, net of tax, per diluted common share(Z)	$0.04	$—	$—	$0.01	$0.11	$0.04	0.12
FDIC special assessment, net of tax, per diluted common share(Z)	$0.03	$—	$0.17	$—	$—	$0.03	$—
Net gain on sale or write-up of securities, net of tax, per diluted common share(Z)	$(0.09)	$—	$—	$—	$—	$(0.09)	$—
Diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:(Z)	$1.22	$1.18	$1.19	$1.21	$1.21	$2.39	$2.58

Reconciliation of return on average assets to return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average assets (unadjusted)	1.12%	1.13%	0.98%	1.13%	0.89%	1.13%	1.09%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$116,560	$110,191	$111,432	$113,080	$111,769	$226,751	$237,142
Average total assets	$39,948,848	$38,935,530	$38,815,211	$39,602,039	$39,287,626	$39,442,163	$38,738,736
Return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Z)	1.17%	1.13%	1.15%	1.14%	1.14%	1.15%	1.22%

(Z) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended					Year-to-Date
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023

Reconciliation of return on average common equity to return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average common equity (unadjusted)	6.10%	6.20%	5.39%	6.39%	5.01%	6.15%	6.18%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$116,560	$110,191	$111,432	$113,080	$111,769	$226,751	$237,142
Average shareholders' equity	$7,321,257	$7,121,252	$7,085,839	$7,024,493	$6,935,682	$7,221,251	$6,848,053
Return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Z)	6.37%	6.19%	6.29%	6.44%	6.45%	6.28%	6.93%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$111,602	$110,426	$95,476	$112,208	$86,938	$222,028	$211,632
Average shareholders' equity	$7,321,257	$7,121,252	$7,085,839	$7,024,493	$6,935,682	$7,221,251	$6,848,053
Less: Average goodwill and other intangible assets	(3,542,427)	(3,458,659)	(3,462,210)	(3,456,844)	(3,340,275)	(3,500,542)	(3,311,222)
Average tangible shareholders’ equity	$3,778,830	$3,662,593	$3,623,629	$3,567,649	$3,595,407	$3,720,709	$3,536,831
Return on average tangible common equity (F)	11.81%	12.06%	10.54%	12.58%	9.67%	11.93%	11.97%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$116,560	$110,191	$111,432	$113,080	$111,769	$226,751	$237,142
Average shareholders' equity	$7,321,257	$7,121,252	$7,085,839	$7,024,493	$6,935,682	$7,221,251	$6,848,053
Less: Average goodwill and other intangible assets	(3,542,427)	(3,458,659)	(3,462,210)	(3,456,844)	(3,340,275)	(3,500,542)	(3,311,222)
Average tangible shareholders’ equity	$3,778,830	$3,662,593	$3,623,629	$3,567,649	$3,595,407	$3,720,709	$3,536,831
Return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Z)	12.34%	12.03%	12.30%	12.68%	12.43%	12.19%	13.41%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$7,283,444	$7,104,544	$7,079,330	$7,032,677	$6,968,116	$7,283,444	$6,968,116
Less: Goodwill and other intangible assets	(3,578,431)	(3,457,159)	(3,460,080)	(3,464,012)	(3,454,826)	(3,578,431)	(3,454,826)
Tangible shareholders’ equity	$3,705,013	$3,647,385	$3,619,250	$3,568,665	$3,513,290	$3,705,013	$3,513,290

Period end shares outstanding	95,262	93,525	93,722	93,717	93,721	95,262	93,721
Tangible book value per share	$38.89	$39.00	$38.62	$38.08	$37.49	$38.89	$37.49

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,705,013	$3,647,385	$3,619,250	$3,568,665	$3,513,290	$3,705,013	$3,513,290
Total assets	$39,762,294	$38,756,520	$38,547,877	$39,295,684	$39,905,131	$39,762,294	$39,905,131
Less: Goodwill and other intangible assets	(3,578,431)	(3,457,159)	(3,460,080)	(3,464,012)	(3,454,826)	(3,578,431)	(3,454,826)
Tangible assets	$36,183,863	$35,299,361	$35,087,797	$35,831,672	$36,450,305	$36,183,863	$36,450,305
Period end tangible equity to period end tangible assets ratio	10.24%	10.33%	10.31%	9.96%	9.64%	10.24%	9.64%

	Three Months Ended					Year-to-Date
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$359,852	$330,219	$332,362	$351,495	$345,209	$359,852	$345,209
Total loans	$22,320,815	$21,265,247	$21,180,538	$21,432,713	$21,653,946	$22,320,815	$21,653,946
Less: Warehouse Purchase Program loans	(1,081,403)	(864,924)	(822,245)	(912,327)	(1,148,883)	(1,081,403)	(1,148,883)
Total loans less Warehouse Purchase Program	$21,239,412	$20,400,323	$20,358,293	$20,520,386	$20,505,063	$21,239,412	$20,505,063
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.69%	1.62%	1.63%	1.71%	1.68%	1.69%	1.68%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale, write-down or write-up of assets and securities:
Noninterest expense	$152,842	$135,848	$152,171	$135,657	$145,870	$288,690	$268,870

Net interest income	$258,786	$238,244	$236,983	$239,524	$236,459	$497,030	$479,926
Noninterest income	46,003	38,870	36,568	38,743	39,688	84,873	77,954
Less: net (loss) gain on sale or write-down of assets	(903)	(35)	(84)	(45)	1,994	(938)	2,115
Less: net gain on sale or write-up of securities	10,723	298	—	—	—	11,021	—
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets and securities	36,183	38,607	36,652	38,788	37,694	74,790	75,839
Total income excluding net gains and losses on the sale, write-down or write-up of assets and securities	$294,969	$276,851	$273,635	$278,312	$274,153	$571,820	$555,765
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities	51.82%	49.07%	55.61%	48.74%	53.21%	50.49%	48.38%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment:

Noninterest expense	$152,842	$135,848	$152,171	$135,657	$145,870	$288,690	$268,870
Less: merger related expenses	4,381	—	278	1,104	12,891	4,381	13,751
Less: FDIC special assessment	3,554	—	19,919	—	—	3,554	—
Noninterest expense excluding merger related expenses and FDIC special assessment	$144,907	$135,848	$131,974	$134,553	$132,979	$280,755	$255,119

Net interest income	$258,786	$238,244	$236,983	$239,524	$236,459	$497,030	$479,926
Noninterest income	46,003	38,870	36,568	38,743	39,688	84,873	77,954
Less: net (loss) gain on sale or write down of assets	(903)	(35)	(84)	(45)	1,994	(938)	2,115
Less: net gain on sale or write-up of securities	10,723	298	—	—	—	11,021	—
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets and securities	36,183	38,607	36,652	38,788	37,694	74,790	75,839
Total income excluding net gains and losses on the sale, write-down or write-up of assets and securities	$294,969	$276,851	$273,635	$278,312	$274,153	$571,820	$555,765
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment	49.13%	49.07%	48.23%	48.35%	48.51%	49.10%	45.90%